Exhibit 10.1
FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS FOURTH AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Fourth Amendment”) entered into as of May 23, 2005 (the “Agreement”) by and between Commercial Metals Company, a Delaware corporation (the “Employer”), and Murray R. McClean (“Executive”), first amended as of September 1, 2006, second amended as of April 7, 2009, and third amended December 31, 2009, is made this 7th day of April, 2011.
RECITALS:
     WHEREAS, the Employer and Executive entered into the Agreement as of May 23, 2005 and amended the Agreement as of September 1, 2006, April 7, 2009, and December 31, 2009; and
     WHEREAS, the Employer and Executive desire to amend the Agreement to amend Executive’s title.
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Employer and Executive agree to further amend the Agreement, effective as of April 6, 2011, as follows:
     Sections 1. Purpose and 4. Duties and Responsibilities are hereby omitted in their entirety and following revised Sections 1. and 4. substituted therefor:
1.	Purpose. The purpose of the Agreement is to formalize the terms and conditions of Executive’s employment with the Employer as Chief Executive Officer. This Agreement cannot be amended except by a writing signed by both Parties.
4.	Duties and Responsibilities Upon execution of this Agreement, Executive shall diligently render his services to Employer as Chief Executive Officer in accordance with Employer’s directives, and shall use his best efforts and good faith in accomplishing such directives. Executive shall report directly to the Board of Directors. Executive agrees to devote his full-time efforts, abilities, and attention (defined to mean not normally less than forty (40) hours/week) to the business of Employer, and shall not engage in any activities which will interfere with such efforts.
     Except to the extent specifically amended as provided herein, the Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect for any and all purposes. From and after the date of this Fourth Amendment, any and all references to the Agreement shall refer to the Agreement as hereby amended. For the avoidance of doubt, Employer and Executive acknowledge and agree that the matters contemplated by this Fourth Amendment, including without limitation the change in Executive’s title, shall not constitute “Good Reason” for purposes of the Agreement.
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Exhibit 10.1
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EXECUTIVE		EMPLOYER

COMMERCIAL METALS COMPANY

/s/ Murray R. McClean	By:	/s/ Anthony A. Massaro

Murray R. McClean		Anthony A. Massaro, Lead Director